UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

SOLECTRON CORPORATION

(Name of Registrant as Specified In Its Charter)

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The following communication was addressed to members of Solectron’s senior management on June 4, 2007.
What exactly did the two companies announce today?
Flextronics and Solectron today announced that the two companies have entered into a definitive agreement for Flextronics to acquire Solectron, creating the most diversified global provider of advanced design and manufacturing and the world’s premier vertically integrated EMS company.
Will the name of the company change? What will the new company name be?
The combined company will operate under the name of Flextronics
Why did we do this?
We did this to create an even greater company. We believe combining the companies creates the broadest worldwide EMS capabilities from design resources through to end to end vertically integrated supply chain solution. This also consolidates the industry, which is not uncommon in a maturing industry like ours.
Do I have a job in the new company?
Details regarding employment will be considered in the months ahead. It is premature to provide you with details on the combined organization structure.
Does this have any impact on the projects/assignments I am currently working on?
No. You should continue to perform your current responsibilities to meet any committed deliverables without any change. It remains imperative that we continue to focus on exceeding customer expectations and maintaining a high level of quality service.
When I am likely to know?
No decisions will be made before the transaction is final. In the meantime we ask you to continue to focus on your current responsibilities unless asked by senior management to do otherwise.
How long until we become one company?
We anticipate closing on this transaction by the end of the calendar year.
What happens to our management teams?
During this time, each management team will continue to run and build their business. The companies are working closely to address the combined organizational structure and you can expect to hear more about this once the deal is final.
Will there be consolidation of locations/facilities?
This is not yet known. In most cases we need more capacity, not less capacity. The management team of both companies are working together to make decisions regarding this matter.
How do we expect the customers to react to this and how do we sell this?
We think forward thinking customers are going to love it. But there probably will be all kinds of reactions. It is extremely important to work to convince customers in the future potential of this combination, which we strongly believe in.
What is the value to our customers of this consolidation?
By joining forces, we expect the increased scale will enable us to further extend our market segment reach, realize significant cost savings, and better serve the needs of our combined customers, employees and shareholders. Solectron’s strength in the high end computing and telecom segments will be an invaluable addition to Flextronics’s existing capabilities and the combined company will be the clear market leader in most product market segments. We will be a larger, more competitive company and therefore better positioned to deliver supply chain solutions that fulfill customers’ increasingly complex requirements. The breadth and depth of the combined company significantly leverages our vertical integration opportunity while taking significant costs out of the combined company’s infrastructure. The combined company is clearly more diversified and will provide more value to our customers.
Do we think we will lose any business as a result of this consolidation?
As all of you know, being an EMS company, we work really hard for all of our business. We all need to continue to work hard and prevent any revenue leakage from occurring. It remains imperative that we continue to focus on exceeding customer expectations and maintaining a high level of quality service.
What is the difference in values between the two companies?
This is something we will need to assess during the integration
What will the structure look like going forward?
The companies will begin working closely to address the combined organizational structure and you can expect to hear more about this once the transaction closes.
How will we leverage the supply base to capitalize on the economies of scale?
At this point we are focusing our attention on completing this transaction, but will work on this during the planning period before close.
What reaction can we anticipate from our competitors? Do you think this will trigger further consolidation?
Very difficult to say. We are incredibly excited about our combined position and believe any competitive response will pale in comparison to our new company.
How does this impact the goals that we have established for FY 2008?
There should be no impact to either company.
What impact will this have on our current bonus plans? Will we be revising them?
No changes at this point, but like always, the bonus plans will always be revised from time to time.

Safe Harbor Statement
     This communication contains forward-looking statements within the meaning of federal securities laws relating to both Flextronics and Solectron. These forward-looking statements include statements related to the expected timing for closing of the acquisition of Solectron by Flextronics, the expected synergies and benefits to the combined company and its customers from the acquisition, the impact of the acquisition on Flextronics’s earnings per share, the ability of Flextronics to successfully integrate the businesses of the combined company, projected revenue and earnings and related growth and other statements regarding the anticipated future performance of the combined company and the industry in which it operates. These forward-looking statements are based on current assumptions and expectations and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. These risks include the possibility that the acquisition may not be completed as planned or at all, difficulties or delays in obtaining regulatory or shareholder approvals for the proposed transaction, the possibility that the revenues, cost savings, growth prospects and any other synergies expected from the proposed transaction may not be fully realized or may take longer to realize than expected, that growth in the EMS business may not occur as expected or at all, the dependence of the combined company on industries that continually produce technologically advanced products with short life cycles, the ability of the combined company to respond to changes and fluctuations in demand for customers’ products and the short-term nature of customers’ commitments, and the other risks affecting Flextronics, Solectron and the combined company as described in the section entitled “Risk Factors” in the joint proxy statement/prospectus to be provided to Flextronics’s and Solectron’s shareholders as well as those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in their quarterly and annual reports and other filings made by Flextronics and by Solectron with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and neither Flextronics nor Solectron assumes any obligation to update these forward-looking statements, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.
Additional Information and Where to Find it:
     In connection with the Merger, Flextronics intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a Joint Proxy Statement/Prospectus. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available because they will contain important information about Flextronics, Solectron and the proposed merger. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site www.sec.gov. In addition, investors and security holders may obtain a free copy of other documents filed by Flextronics or Solectron by directing a written request, as appropriate, to Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations, or to Flextronics’s U.S. offices at 2090 Fortune Drive, San Jose, CA 95131, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation:
     Flextronics, Solectron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding the directors and executive officers of Flextronics is also included in Flextronics’s proxy statement (Form DEF 14A) for the 2006 annual general meeting of Flextronics shareholders, which was filed with the SEC on July 31, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Flextronics Investor Relations at Flextronicsinvestorrelations@flextronics.com. Additional information regarding the directors and executive officers of Solectron is also included in Solectron’s proxy statement (Form DEF 14A) for the 2007 annual stockholders meeting of Solectron, which was filed with the SEC on December 4, 2006. This document is available free of charge at the SEC’s website (www.sec.gov) and by contacting Solectron at 847 Gibraltar Drive, Milpitas, CA 95035, Attention: Investor Relations.